UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 25, 2016
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

                     NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Federated National Insurance Company (“Federated National”) and Monarch National Insurance Company (“Monarch National”), subsidiaries of Federated National Holding Company (the “Company”), have each entered into a Reimbursement Contract (the “Contracts”), with The State Board of Administration of Florida (“SBA”) for the 2016-2017 hurricane season.  The SBA is the agency that administers the Florida Hurricane Catastrophe Fund (“FHCF”).

The Contracts will reimburse Federated National and Monarch National for covered property losses under their respective homeowners’ insurance policies resulting from hurricanes that cause damage in the State of Florida, through May 31, 2017.

Under the Contract for Federated National, the FHCF will provide approximately $750.0 million (75% of $1 billion) of aggregate seasonal coverage for covered losses in excess of approximately $334.0 million subject to a 25% participation by Federated National. Federated National’s premium for the FHCF reinsurance coverage will be approximately $53.6 million.

Under the Contract for Monarch National, the FHCF will provide approximately $6.5 million (75% of $8.6 million) of aggregate seasonal covered losses in excess of approximately $2.9 million subject to a 25% participation by Monarch National. Monarch National’s premium for the FHCF reinsurance coverage will be approximately $0.5 million.

The Contracts are payable in three installments between August 2016 and December 2016.  The actual attachment points, total coverages and costs may vary significantly as Federated National and Monarch National continue to write new and renewal business and will not be finalized until December 31, 2016.

As is common practice within the insurance industry, a portion of the risks insured under policies are transferred to other companies through the purchase of reinsurance.  The Company routinely purchases reinsurance through excess of loss type treaties from both the FHCF and multiple private reinsurance carriers.  Federated National’s existing catastrophe reinsurance treaties with private reinsurance carriers from 2015 are in effect through June 30, 2016.  The Company will be negotiating the new private excess of loss type treaties in the coming months, which will afford additional coverage to Federated National and potentially Monarch National, in conjunction with the coverage provided by the FHCF, and will have a term of one year beginning July 1, 2016.

The description of the terms of the Contracts are qualified in their entirety by reference to the full text of the Contracts which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) as administrator of the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2016

10.2	Reimbursement Contract between Monarch National Insurance Company and The State Board of Administration of Florida (SBA) as administrator of the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: March 2, 2016	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2016

10.2	Reimbursement Contract between Monarch National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2016